Exhibit 10.22

WAIVER OF DEFAULTS UNDER CREDIT AGREEMENT

THIS AGREEMENT is made as of the 1st day of January, 2003, by and between SOUTHTRUST BANK, an Alabama corporation, formerly known as SOUTHTRUST BANK, NATIONAL ASSOCIATION acting as a Lender and as Administrative Agent and Funding Agent (collectively “Agent”) pursuant to the Credit Agreement, WACHOVIA BANK, N.A., a national banking association, formerly know as FIRST UNION NATIONAL BANK, a national banking association acting as a Lender, NATIONAL CITY BANK, NATIONAL ASSOCIATION, a national banking association acting as a Lender, and SUNTRUST BANK, a Georgia corporation, formerly known as SUNTRUST BANK, SOUTH FLORIDA, N.A., a national banking association acting as a Lender (collectively the “Lenders”), and TODHUNTER INTERNATIONAL, INC., a Delaware corporation (the “Borrower”).

WITNESSETH:

WHEREAS, Lenders, Agent and Borrower entered into a Credit Agreement dated as of November 17, 1999 (the “Original Credit Agreement”) in connection with which Lenders made available to Borrower a revolving line of credit in the maximum principal amount of FIFTEEN MILLION and no/100s Dollars ($15,000,000.00) (the “Revolving Line of Credit”) evidenced by certain Revolving Credit Notes (the “Revolving Notes”) and Term Loans in the maximum principal amount of FIFTY SIX MILLION and no/100 Dollars ($56,000,000.00) evidenced by certain Term Notes (collectively with the Revolving Notes the “Notes”), secured and evidenced by the Loan Documents, as defined in the Credit Agreement; and

WHEREAS, on or about September 29, 2000, Agent, Lenders and Borrower entered into a Waiver and Modification of Credit Agreement and on March 30, 2001, Agent, Lenders and Borrower entered into a Second Waiver and Modification of Credit Agreement; and

WHEREAS, on October 19, 2001, Agent, Lenders and Borrower entered into an Amended and Restated Credit Agreement amending and restating the Original Credit Agreement (the “Credit Agreement”)

WHEREAS, Lenders, Agent and Borrower have agreed to waive certain defaults by Borrower under the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants of this agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lenders, Agent and Borrower agree as follows:

1.             RECITALS/TERMS.  All of the recitals set forth above are true and correct and by this reference are made a material part of this Agreement.  All capitalized terms used herein which are defined in the Credit Agreement shall have the meaning provided therein when used herein unless the context shall require otherwise.

2.             REAFFIRMATION OF NOTE.  Borrower hereby acknowledges that the Notes continue to evidence the Revolving Loans and the Term Loans.

3.             WAIVER.  Subject to the terms of this Agreement, the Lenders hereby agree to waive the Default or Event of Default that occurred as of December 31, 2002, as a result of the non-compliance by the Borrower as of December 31, 2002 with the provisions of Section 11.05 (Funded Debt to EBITDA Ratio) of the Credit Agreement.

4.             RATE CHANGE.  Each Applicable Margin shall be increased by fifty (50) basis points.  This rate change shall be effective January 1, 2003.

5.             CREDIT LIMIT.  Beginning January 1, 2003, the availability of draws under the Revolving Credit Facility shall be limited to the lesser of (i) the availability under the Borrowing Base, or (ii) Nineteen Million Five Hundred Thousand and no/100 Dollars ($19,500,000.00).  That restriction shall remain in place until the earlier of (i) Borrower’s compliance with the Funded Debt to EBITDA Ratio, or (ii) modification of the Credit Agreement pursuant to the terms thereof.

6.             LIMITATION OF WAIVER.  The foregoing waiver is expressly limited to the matters stated herein and shall apply solely to the specific provisions of the Credit Agreement set forth above and, in the case of Section 11.05 of the Credit Agreement, solely for the date set forth above.  The foregoing waiver shall not be deemed or construed as a waiver of or consent to (i) the non-compliance by the Borrower with any other covenant, term or condition of the Credit Agreement or any of the Loan Documents, or (ii) any further non-compliance by the Borrower subsequent to December 31, 2002 with the provisions of Section 11.05 of the Amended and Restated Credit Agreement dated October 19, 2001.

7.             WARRANTS.  Borrower hereby warrants and represents to Lenders that, since the date of the Credit Agreement other than violations of the financial covenant contained in Section 11.05 of the Credit Agreement, Borrower has been and is in compliance with all provisions of the Credit Agreement and all other Loan Documents and that no Default or Event of Default has occurred thereunder nor has any event occurred or failed to occur which with the passage of time or the giving of notice or both would comprise such a Default or Event of Default.

8.             RATIFICATION.  Borrower hereby ratifies and confirms each of its obligations and indebtedness under the Credit Agreement and each of the other Loan Documents, as amended hereby, and hereby represents and warrants to the Lenders and the Agent that Borrower neither has nor claims any defenses, counterclaims or offsets to any such obligations or indebtedness.

9.             FEES.  The effectiveness of this Modification and the amendments contemplated herein are expressly conditioned upon the payment by the Borrower to the Agent for the prorata benefit of the Lenders an amendment fee equal to twenty-five (25) basis points of the committed amount and reimbursement by the Borrower of the Agent and each of the Lenders for all reasonable attorneys’ fees and expenses incurred by each of them in connection with this Modification.

10.           MISCELLANEOUS.

a.             This agreement shall be governed by and construed in accordance with the law of the State of Florida.  Paragraph headings used herein are for convenience only and shall not be used to interpret any term hereof.  The Credit Agreement shall continue in full force and effect as modified by this Modification.  In the event the terms of this Modification conflict with the terms of the Credit Agreement, the terms of this Modification shall control.

b.             This Modification constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral among the parties hereto with respect to the subject matter hereof, all of which prior agreements, understanding, negotiations and discussions, both written and oral, are merged into this Modification.  All provisions of the Credit Agreement and each of the other Loan Documents shall remain in full force and effect as modified by this Agreement.  Without limiting the generality of any of the provisions of this Modification, nothing herein or in any instrument or agreement shall be deemed or construed to constitute a novation, satisfaction or refinancing of all or any portion of the Loan or in any manner affect or impair the lien or priority of the Credit Agreement or any of the Loan Documents as amended hereby.

c.             This Modification may be executed in any number of counterparts with each executed counterpart constituting an original, but altogether constituting but one and the same instrument.

d.             This Modification shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective heirs, legal representatives, executors, successors and assigns from January 1, 2003 forward.

11.           RELEASE.  IN CONSIDERATION OF THE ACCOMMODATIONS PROVIDED HEREIN, THE BORROWER HEREBY UNCONDITIONALLY, IRREVOCABLY AND FOREVER RELEASES, ACQUITS AND DISCHARGES THE LENDERS AND EACH OF THE LENDERS’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND COUNSEL FROM ANY AND ALL CLAIMS, DEMANDS AND CAUSES OF ACTION THAT ANY OF THEM HAD, NOW HAS OR MAY IN THE FUTURE HAVE AGAINST ANY ONE OR MORE OF THE LENDERS OR ANY ONE OR MORE OF THE LENDERS’ OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR COUNSEL FOR THE ACTS OR OMISSIONS OF ANY OF THE FOREGOING PARTIES FROM THE BEGINNING OF TIME THROUGH, TO AND INCLUDING THE DATE OF THE EFFECTIVENESS OF THIS MODIFICATION, WHICH RELATED TO ANY CLAIMS ARISING OUT OF OR CONNECTED IN ANY MANNER WITH THE TRANSACTIONS CONTEMPLATED HEREIN OR IN THE CREDIT AGREEMENT, AS AMENDED HEREBY OR ANY OTHER LOAN DOCUMENTS, AS THE SAME MAY BE AMENDED HEREBY, AS THE CASE MAY BE.

12.           WAIVER OF JURY TRIAL.  THE BORROWER, THE AGENT AND THE LENDERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MODIFICATION OR ANY AGREEMENT EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS, (WHETHER VERBAL OR WRITTEN) OR ACTIONS BY ANY PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDERS ENTERING INTO THIS MODIFICATION AND MAKING ANY LOAN, ADVANCE OR OTHER EXTENSION OF CREDIT TO THE BORROWER.  FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE LENDERS, NOR THE AGENT OR ANY OF THE AGENT’S COUNSEL OR THE LENDERS’ COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR ANY OF THE AGENT’S COUNSEL OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.  NO REPRESENTATIVE OR AGENT OF THE LENDERS, NOR THE AGENT OR ANY OF THE AGENT’S COUNSEL OR THE LENDERS’ COUNSEL HAS THE AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

IN WITNESS WHEREOF, the Borrower, the Agent and Lenders have caused this agreement to be effective as of the day and year set forth above.

BORROWER:
Witnesses:		TODHUNTER INTERNATIONAL, INC., a Delaware corporation

/s/ Thomas A. Valdes		By:	/s/ Jay S. Maltby
Print Name:	Thomas A. Valdes	Print Name:	Jay S. Maltby
		Title:	Chairman and CEO
/s/ William Viggiano
Print Name:	William Viggiano

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me this 18th day of February, 2003 by Jay S. Maltby, as Chairman and CEO of Todhunter International, Inc., a Delaware corporation, on behalf of the corporation.  He/she is personally known to me or has produced                                       (type of identification) as identification.

/s/ Jennifer Lubrano-Murphy
NOTARY PUBLIC, STATE OF

Jennifer Lubrano-Murphy
(Print, Type or Stamp Commissioned Name of Notary Public)

THE AGENT:

SOUTHTRUST BANK, formerly known as SOUTHTRUST BANK, NATIONAL ASSOCIATION
Witnesses:

/s/ Florence Lindley		By:	/s/ Mark Dierks
Print Name:	Florence Lindley	Print Name:	Mark Dierks
		Title:	Commercial Account Manager
/s/ Francine Chong
Print Name:	Francine Chong

STATE OF FLORIDA

COUNTY OF BROWARD

The foregoing instrument was acknowledged before me this 18th day of February, 2003 by Mark Dierks, as Commercial Account Manager of SouthTrust Bank, on behalf of the bank.  He/she is personally known to me or has produced                                        (type of identification) as identification.

/s/ Lori Correa
NOTARY PUBLIC, STATE OF

Lori Correa
(Print, Type or Stamp Commissioned Name of Notary Public)

THE LENDERS:

SOUTHTRUST BANK, formerly known as SOUTHTRUST BANK, NATIONAL ASSOCIATION
Witnesses:

/s/ Florence Lindley		By:	/s/ Mark Dierks
Print Name:	Florence Lindley	Print Name:	Mark Dierks
		Title:	Commercial Account Manager
/s/ Francine Chong
Print Name:	Francine Chong

STATE OF FLORIDA

COUNTY OF BROWARD

The foregoing instrument was acknowledged before me this 18th day of February, 2003 by Mark Dierks, as Commercial Account Manager of SouthTrust Bank, on behalf of the bank.  He/she is personally known to me or has produced                                     (type of identification) as identification.

/s/ Lori Correa
NOTARY PUBLIC, STATE OF

Lori Correa
(Print, Type or Stamp Commissioned Name of Notary Public)

WACHOVIA BANK, N.A., formerly known as FIRST UNION NATIONAL BANK

Witnesses:

/s/ Michelle Gerber		By:	/s/ David F. Abee
Print Name:	Michelle Gerber	Print Name:	David F. Abee
		Title:	Vice President
/s/ Liza Grant Smith
Print Name:	Liza Grant Smith

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me this 18th day of February, 2003 by David Abee, as                                 of Wachovia Bank, N.A., on behalf of the bank.  He/she is personally known to me or has produced                                            (type of identification) as identification.

/s/ Frances Bertotti
NOTARY PUBLIC, STATE OF

Frances Bertotti
(Print, Type or Stamp Commissioned Name of Notary Public)

SUNTRUST BANK, formerly known as SUNTRUST BANK, SOUTH FLORIDA, N.A.
Witnesses:

/s/ Russell Edghill		By:	/s/ Barbara Baltar
Print Name:	Russell Edghill	Print Name:	Barbara Baltar
		Title:	Vice President
/s/ Sandra N. Tozzie
Print Name:	Sandra N. Tozzie

STATE OF FLORIDA

COUNTY OF BROWARD

The foregoing instrument was acknowledged before me this 19th day of February, 2003 by Barbara Baltar, as Vice President of SunTrust Bank, on behalf of the bank.  He/she is personally known to me or has produced                                          (type of identification) as identification.

/s/ Diane L. Libotte
NOTARY PUBLIC, STATE OF

Diane L. Libotte
(Print, Type or Stamp Commissioned Name of Notary Public)

NATIONAL CITY BANK , NATIONAL ASSOCIATION
Witnesses:

/s/ R. Stephen Bassett		By:	/s/ Daniel R. Raynor
Print Name:	R. Stephen Bassett	Print Name:	Daniel R. Raynor
		Title:	Assistant Vice President
/s/ Gavin D. Young
Print Name:	Gavin D. Young

STATE OF OHIO

COUNTY OF CUYAHOGA

The foregoing instrument was acknowledged before me this 18th day of February, 2003 by Daniel R. Raynor, as Assistant Vice President of National City Bank of Kentucky, National Association, on behalf of the bank.  He is personally known to me.

/s/ Ellen M. Brown
NOTARY PUBLIC, STATE OF

Ellen M. Brown
(Print, Type or Stamp Commissioned Name of Notary Public)